EXHIBIT 10.5

AMENDMENT
TO THE
STOCK PURCHASE AGREEMENT

THIS AMENDMENT TO THE STOCK PURCHASE AGREEMENT is made and entered into as of September 12, 2013 (this “Amendment”) by and among Michael Soursos (the “Buyer”), Amazonica, Corp., a Nevada corporation (the “Company”), and Andre Caetano (the “Seller”).

WITNESSETH

WHEREAS, pursuant to the terms of the Stock Purchase Agreement dated as of August 30, 2013 (the “Agreement”; capitalized terms used herein not otherwise defined shall have the meanings given to such terms in the Agreement), the Seller desired to sell, and the Buyer desired to purchase, 100% of the shares of the Company owned by the Seller;

WHEREAS, as a result of the forward stock split effectuated by the Company on May 24, 2013, the Seller had 350,000,000 shares of common stock;

WHEREAS, as a result of mathematical and drafting errors, the parties desire to amend certain provisions of the Agreement to properly reflect the number of shares sold by the Seller to the Buyer.

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.           Shares. The defined term “Shares” in the Agreement shall refer to 350,000,000 shares of common stock of the Company.

2.           Reference. On and after the date hereof, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Agreement in any other agreement, document or other instrument, shall mean, and be a reference to the Agreement, as amended by this Amendment.

3.           SEC Filings. The parties agree to file an amendment to the Current Report on Form 8-K disclosing the error and the correct number of Shares as provided herein.

4.           Counterparts. This Amendment may be executed in one or more counterparts and by facsimile or other electronic means, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

5.           Captions. The captions used in this Amendment are intended for convenience of reference only, shall not constitute any part of this Amendment and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Amendment.

6.           Binding Effect. This Amendment shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, representatives and the permitted successors and assigns of the parties hereto.

7.           Governing Law. This Amendment and the rights and obligations of the parties under this Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws rules applied in such state.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered on the day and year first above written.

AMAZONICA, CORP.

By:	/s/ Michael Soursos
Name: Michael Soursos
Title: President

SELLER:

/s/ Andre Caetano
Andre Caetano

BUYER:

/s/ Michael Soursos
Michael Soursos